UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 3, 2016

Date of Report

(Date of earliest event reported)

Bear State Financial, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

900 South Shackleford Rd., Suite 401 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

(501) 320-4904

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 3, 2016, Bear State Financial, Inc. (the “Company”) purchased through one broker in an unsolicited single block trade 448,068 shares of its common stock for a cash purchase price of $8.05 per share, or an aggregate purchase price for all of the shares of approximately $3,606,947. The repurchase was specially approved by the board of directors of the Company, including all of its independent directors, and is in addition to, and will not reduce, the remaining capacity under the Company’s existing share repurchase program previously announced on March 13, 2015, and as amended on June 19, 2015 (the “2015 Repurchase Program”). As of February 3, 2016, the Company’s remaining capacity under the 2015 Repurchase Program was approximately $1,744,000.

The repurchase reflects the Company’s commitment and ability to respond rapidly to changing market opportunities and to effect accretive transactions to enhance shareholder value. The shares repurchased represented approximately 1% of the Company’s total outstanding shares of common stock as of February 3, 2016, and the repurchase was effected in a manner intended to comply with the safe harbor provided by Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to minimize the impact on the market for the Company’s securities. The Company’s shares continue to be listed on the NASDAQ Global Market under the ticker symbol “BSF”.

While the Company is under no obligation to effect any further repurchases, it may seek to make additional repurchases pursuant to the 2015 Repurchase Program from time to time as market conditions warrant, through open market purchases, negotiated transactions, or in such other manner as may be deemed appropriate by the Company and its board of directors. The Company will also continue to evaluate other available methods to enhance shareholder value. In accordance with Arkansas law, the shares of common stock repurchased as discussed in this current report have been returned to the status of authorized but unissued shares of the Company’s common stock.

Cautionary Statements

This current report contains statements about future events that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act. The forward-looking statements are based on current expectations, estimates and projections made by management and may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “plan,” “intend,” “anticipate,” “expect,” or similar terms or variations of those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risks previously disclosed in the Company’s filings with the SEC, general economic conditions, changes in interest rates, and the trading price and volume of the Company’s common stock on the NASDAQ Global Market. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is included with this Report:

Exhibit No.	Description

99.1	Press Release, dated February 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STATE FINANCIAL, INC.

Date: February 3, 2016	By:	/s/ Matt Machen
	Name:	Matt Machen
	Title:	Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated February 3, 2016